UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2018

U.S. RARE EARTH MINERALS, INC.
(Exact Name if Business Issuer as specified in its Charter)

Nevada	26-2797630
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

C/O BIOXYTRAN, INC.

233 Needham Street,
Suite 300

Newton MA, 02464

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant's telephone number including area code)

23 South 6th Panaca, NV 89042

(Former Address, if Changed Since the Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)
☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

On September 21, 2018, U.S. Rare Earth Minerals, Inc. (the “Company”) completed a series of transactions arising out of the satisfaction of defaulted secured debt that resulted in the sale of the Company’s former business and acquisition of a new developmental pharmaceutical company called BioxyTran Inc. There was a change of control of the majority ownership of the Company. Dr. David Platt, a seasoned public company pharmaceutical executive, was retained Chief Executive officer, and new board of directors was appointed, effective upon the satisfaction of regulatory filing requirements with the Securities and Exchange Commission.

The transactions described below resulted in the mandatory conversion of all of the outstanding shares of the Company’s Class A 6% Cumulative Convertible Voting Preferred Stock, par value $.001 per share (“Preferred Stock”), with 5 shares of common stock, par value $.001 per share (the “Common Stock”) of the Company being issued for each outstanding share of Preferred Stock.

After completion of the transactions, the Company will have approximately 85,073,173 shares of Common Stock issued and outstanding, no shares of Preferred Stock after converting the Preferred Stock to approximately 23,417 shares of Common Stock. The Company will have no further operating revenues from the former assets and will rely solely on external funding until commercialization of its drug candidates

The Company’s lead product candidate, BXT-25, will be tested as a potent resuscitative agent to treat strokes during the first hour of a stroke and for other brain trauma. The product is based on a new molecule reversing hypoxia, or oxygen deficiency. The molecule is expected to be injected intravenously and bind to oxygen in the lungs. The molecule then carries the oxygen and delivers it to the area in the brain blocked by the clot. During the next 18 months, the Company plans to submit an Investigational New Drug Application (IND) to the Food and Drug Administration (FDA) and, immediately thereafter, begin clinical trials on brain stroke patients. In addition, the company will be working on additional applications to treat ischemia, an inadequate blood supply to an organ or part of the body, with a focus on the heart. The compound is also expected to be effective in healing wound.

The Company plans to change its name from U.S. Rare Earth Minerals, Inc. and apply for a new symbol after the filing of this Current Report on Form 8-K. The Company plans file audited consolidated financial statements on or before December 3, 2018.

Item 1.01	Entry Into a Material Definitive Agreement.

Item 5.01(a), (b) and (c) are incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

Item 5.01(c) is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 5.01(b) is incorporated by reference herein.

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Item 3.02	Unregistered Sales

Item 5.01(c) is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant

a. Accord and Satisfaction.

On September 21, 2018, the Company completed a series of transactions with a secured creditor reaching an accord and satisfaction of a 6% secured promissory note (the “Note”) in the principal amount of $110,000, including all interest due thereon, which had been in default since August 23, 2013 (the “Settlement”). The Note was secured by substantially all of the assets of the Company. As consideration for the satisfaction of the obligation and as a condition to the Settlement, the Company agreed to divest substantially all of its assets and remaining liabilities to an affiliate of the creditor and former majority stockholder of the Company after the completion of the acquisition by the Company of BioxTran, Inc., a Delaware company. The creditor agreed to release all liens upon the completion of the asset sale. In connection with the Settlement, AFCC, LLC, the former majority stockholder of the Company received 4,455,856 shares of common stock, par value $.001 per share (the “Common Stock”), of the Company and the directors and officers received 850,732 shares of Common Stock.

The foregoing description of the Agreement of Accord and Satisfaction, dated September 17, 2018 (the “Accord and Satisfaction”), between the creditor and Company does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Agreement of Accord and Satisfaction, which is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

b. Merger.

On September 21, 2018, the Company completed a series of transactions as set forth in the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated September 17, 2018, by and among the Company, Bioxy Acquisition Corp., a Wyoming corporation wholly owned by the Company (“Acquisition-Sub”), and BioxyTran, Inc., a Delaware corporation (“BioxyTran”) whereby Acquisition-Sub was merged into BioxyTran with BioxyTran being the surviving company (the “Merger”). As consideration for the Merger, the stockholders of BioxyTran were issued 76,586937 shares of common stock of the Company and 10,000 shares of Preferred Stock were returned to treasury. The Merger was structured as a tax-free reorganization.

The Company plans to change its name to BioxyTran, Inc. and apply for a new symbol as soon as practically possible.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Merger Agreement, which is filed as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

c. Asset Sale.

On September 21, 2018, the Company completed a series of transactions as set forth in the Asset Purchase Agreement, dated September 17, 2018 (the “Asset Purchase Agreement”) between the Company and U.S. Rare Earth Minerals, Inc, a Wyoming Corporation (“USREM Wyoming”), controlled by the former majority owner of the Company. Substantially all of the assets and liabilities of the former business of the Company were transferred to USREM Wyoming for a purchase price of $1.00.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Asset Purchase Agreement, which is filed as Exhibit 10.11 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2018, Lawrence Bonafide, resigned as Chief Financial Officer CFO, Secretary, Treasurer and as Chairman of the Board of the Company. Mr. Bonafide’s resignation was not due to any disagreement with the Company’s operations, policies or practices.

On September 21, 2018, D. Quincy Farber resigned as President and Chief Operating Officer of the Company. Mr. Farber’s resignation was not due to any disagreement with the Company’s operations, policies or practices.

D. Quincy Farber, Nathan Marks, David Lee and Lawrence Bonafide resigned as directors of the Company effective at 8:00 am (eastern time) the 11th day following the filing of the Schedule 14F-1 with the Securities and Exchange Commission. None of the directors’ resignations were due to any disagreement with the Company’s operations, policies or practices.

On September 21, 2018, D. Quincy Farber resigned as President and Chief Operating Officer of the Company. Mr. Farber’s resignation was not due to any disagreement with the Company’s operations, policies or practices.

On September 21, 2018, David Platt was appointed President, Chief Executive Officer and as a director of the Company and Ola Soderquist was appointed Chief Financial Officer, Secretary and Treasurer of the Company by the Board of Directors of the Company.

David Platt, Ph.D. is the Chief Executive Officer and Chairman of our Board of Directors. Dr. Platt is a world-renowned expert in carbohydrate chemistry and has founded three publicly-traded companies, creating nearly $1B for investors. He has raised $150M directly in public markets in the U.S., and has led development of two drug candidates from concept through phase II clinical trials. Prior to Oxygen Therapy, Inc. Dr. Platt founded Boston Therapeutics Inc. in 2010 (OTC: BTHE) where he served as chief executive officer from 2010 to April 1, 2015 and as a director from March 2016 to June 8, 2016, and from 2001 to 2009, Dr. Platt was a founder, Chief Executive Officer and Chairman of the Board at Pro-Pharmaceuticals, Inc. (OTC: PRWP and AMEX: PRW, now NASDAQ: GALT). From 1995 to 2000 Dr. Platt was the founder of International Gene Group (NASDAQ: IGGI, GLGS now LPJC). Dr. Platt received a Ph.D. in Chemistry in 1988 from Hebrew University in Jerusalem. In 1989, Dr. Platt was a research fellow at the Weizmann Institute of Science, Rehovot, Israel, and from 1989 to 1991, was a research fellow at the Michigan Foundation (re-named Barbara Ann Karmanos Institute). From 1991 to 1992, Dr. Platt was a research scientist with the Department of Internal Medicine at the University of Michigan. Dr. Platt has published peer-reviewed articles and holds many patents, primarily in the field of carbohydrate chemistry.

Ola Soderquist, MBA, CPA, CMA, CM&AA has more than 30 years of senior international entrepreneurial management experience within technology companies. Ola’s managerial experience portfolio includes; Start-ups, Private, Public, Venture Capital and Private Equity ownership. He has served in CFO and other managerial capacities in multiple industry sectors and companies. His public company tenures include companies in the Wallenberg Sphere (1986-1996): Industrivarden (OMX:INDU), Electrolux (OMX:ELUX), Ericsson (NASDAQ:ERIC), Swedish Match (OMX:SWMA) and SKF AB (OMX:SKF), and most recently in Traction (OMX:TRAC) (1996-2001) and Belden (NYSE: BDC) (2006-2011). His private company experience includes CFO and CAO positions in Proditec, Inc. (2001-2006), LFA Corp. (2012-2014) and Faria Beede Instruments, Inc. (2014-2016). Ola is a multi-lingual senior finance professional poised to work globally and cross-functionally, particularly with complex projects involving change management, business integration, systems implementation, continuous improvement, and process excellence. He obtained a BS and an MS in Accounting from Stockholm School of Economics and an MBA from Babson College.

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Item 7.01	Regulation FD Disclosure.

Representatives of the Company intend to make presentations to investment bankers and potential investors using the using slides containing the information attached in draft form to this Current Report on Form 8-K as Exhibit 99.1 (the “Investor Presentation”). The Company expects to use the Investor Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others during the remaining portion of the current fiscal year and in the fiscal year ending December 31, 2019.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Investor Presentation is summary information that, unless otherwise provided therein, expresses the opinion of management and is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in Item 7.01 of this Current Report on Form 8-K, although it may do so from time to time as its management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events

On September 24, 2018, the Company issued a Press release which is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.3	Certificates of Merger merging Bioxy Acquisition Corp. into BioxyTran, Inc. filed with the Secretaries of State of Wyoming and Delaware, effective September 21, 2018

10.9	Form of Agreement of Accord and Satisfaction between U.S. Rare Earth Minerals, Inc., and creditor, dated September 17, 2018.

10.10	Form of Agreement and Plan of Merger and Reorganization by and among U.S. Rare Earth Minerals, Inc., Bioxy Acquisition Corp and BioxyTran, Inc., dated September 17, 2018.

10.11	Form of Asset Purchase Agreement between U.S. Rare Earth Minerals, Inc., a Nevada corporation, and U.S. Rare Earth Minerals, Inc. a Wyoming corporation, dated September 17, 2018.

99.1	Draft BioxyTran, Inc. Presentation, dated August 28, 2018

99.2	Press Release of U.S. Rare Earth Minerals, Inc., dated September 24, 2018

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

By:	/s/ Dr. David Platt
Name: Dr. David Platt
Title: President and Chief Executive Officer

Dated:  September 24, 2018

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